Exhibit 23(i)



                                  [LETTERHEAD]

                               HUNTON & WILLIAMS
                          RIVERFRONT PLAZA, EAST TOWER
                              951 EAST BYRD STREET
                         RICHMOND, VIRGINIA 23219-4074
                            TELEPHONE (804) 788-8200
                            FACSIMILE (804) 788-8218

                                 March 24, 1997

Virginia Electric and
Power Company
Richmond, Virginia 23261

                      Virginia Electric and Power Company
                                   Form 10-K

Gentlemen:

      We consent to the incorporation by reference into the Registration Statements of Virginia Electric and Power Company on Form S-3 (File Nos. 33-50423, 33-50425, 33-59581, 33-60271 and 333-20561) of the statements, included in this Annual Report on Form 10-K, made in regard to our firm that relate to franchises, title to properties, and limitations upon the issuance of bonds and preferred stock.

                                                Sincerely,

                                                /s/ HUNTON & WILLIAMS
                                                ---------------------
                                                HUNTON & WILLIAMS